Exhibit 10.16

EXECUTION VERSION

AMENDMENT NO. 6 TO LOAN FINANCING AND SERVICING AGREEMENT, dated as of September 29, 2020 (this “Amendment”), among OCSI Senior Funding Ltd., as borrower (the “Borrower”), Oaktree Strategic Income Corporation, as servicer (the “Servicer”), Deutsche Bank AG, New York Branch (“DBNY”), as facility agent (in such capacity, the “Facility Agent”) and as a committed lender (in such capacity, a “Lender”) and Wells Fargo Bank, National Association, as collateral agent (in such capacity, the “Collateral Agent”) and collateral custodian (in such capacity, the “Collateral Custodian”).

WHEREAS, the Borrower, Oaktree Strategic Income Corporation, as equityholder, the Servicer, the Collateral Agent, the Collateral Custodian, the Facility Agent and each Lender party thereto are party to the Loan Financing and Servicing Agreement, dated as of September 24, 2018 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, the Borrower, the Servicer, the Collateral Agent, the Collateral Custodian and the Facility Agent have agreed to amend the Loan Agreement in accordance with Section 17.2 of the Loan Agreement and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

Amendments to the Loan Agreement

SECTION 2.1. As of the date of this Amendment, the Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto.

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ARTICLE III

Conditions to Effectiveness

SECTION 3.1. This Amendment shall become effective as of the date hereof upon satisfaction of the following conditions:

(a) the execution and delivery of this Amendment by each party hereto;

(b) the Facility Agent’s receipt of (i) the signed legal opinion of Walkers, counsel to the Borrower, in form and substance acceptable to the Facility Agent in its reasonable discretion, (ii) a good standing certificate for the Borrower issued by the applicable Official Body of its jurisdiction of organization and (iii) satisfactory evidence that the Borrower has obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby; and

(c) all fees (including reasonable and documented fees, disbursements and other charges of external counsel to the extent invoiced one Business Day prior to the date hereof) due to the Lenders on or prior to the effective date of this Amendment have been paid in full.

ARTICLE IV

Representations and Warranties

SECTION 4.1. The Borrower hereby represents and warrants to the Facility Agent that, as of the date first written above, (i) no Event of Default, Unmatured Event of Default, Servicer Default or Unmatured Servicer Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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SECTION 5.3. Ratification. Except as expressly amended and waived hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

SECTION 5.4. Counterparts; Electronic Execution. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 5.6. No Proceedings; Limited Recourse. The provisions of Sections 17.11 and 17.12 of the Loan Agreement are incorporated herein mutatis mutandis.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

OCSI SENIOR FUNDING LTD., as Borrower

By:	/s/ Dianne Farjallah
Name: Dianne Farjallah
Title: Director

[Signature Page to Amendment to LFSA]

OAKTREE STRATEGIC INCOME CORPORATION, as Servicer

By: Oaktree Fund Advisors, LLC Its: Investment Adviser

By:	/s/ Mary Gallegly
Name: Mary Gallegly
Title: Senior Vice President

By:	/s/ Matthew Stewart
Name: Matthew Stewart
Title: Senior Vice President:

[Signature Page to Amendment to LFSA]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent

By:	/s/ Amit Patel
Name: Amit Patel
Title: Managing Director

By:	/s/ Andrew Goldsmith
Name: Andrew Goldsmith
Title: Vice President

[Signature Page to Amendment to LFSA]

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Collateral Agent and as Collateral Custodian

By:	/s/ Corey J. Dahlstrand
Name: Corey J. Dahlstrand
Title: Corporate Trust Officer

[Signature Page to Amendment to LFSA]

Appendix A

EXECUTION VERSION

Conformed through Amendment No. ~~5~~6 dated as of ~~July 8,~~September 29, 2020

LOAN FINANCING AND SERVICING AGREEMENT

dated as of September 24, 2018

OCSI SENIOR FUNDING LTD.

as Borrower

OAKTREE STRATEGIC INCOME CORPORATION

as Equityholder,

OAKTREE STRATEGIC INCOME CORPORATION

as Servicer,

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

DEUTSCHE BANK AG, NEW YORK BRANCH,

as Facility Agent

THE OTHER AGENTS PARTIES HERETO,

and

“Aggregate Unfunded Amount” shall mean, as of any date of determination, the sum of the unfunded commitments and all other standby or contingent commitments associated with each Variable Funding Asset included in the Collateral as of such date. The Aggregate Unfunded Amount shall not include any commitments under Variable Funding Assets that have expired, terminated or been reduced to zero, and shall be reduced concurrently (and upon notice thereof to the Collateral Agent, the Facility Agent and each Agent) with each documented reduction in commitments of the Borrower under such Variable Funding Assets.

“Agreement” means this Loan Financing and Servicing Agreement (including each annex hereto), as it may be amended, restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” means a fluctuating rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(a) the rate of interest announced publicly by DBNY in New York, New York, from time to time as DBNY’s base commercial lending rate; ~~and~~

(b) 1⁄2 of one percent above the Federal Funds Rate; and (c) 0.25%.

“Amount Available” means, with respect to any Distribution Date, the sum of (a) the amount of Collections with respect to the related Collection Period (excluding any Principal Collections necessary to settle the acquisition of Eligible Collateral Obligations), plus (b) any investment income earned on amounts on deposit in the Collection Account since the immediately prior Distribution Date (or since the Effective Date in the case of the first Distribution Date).

“Anti-Bribery and Corruption Laws” has the meaning set forth in Section 9.30(a). “Anti-Money Laundering Laws” has the meaning set forth in Section 9.29(b).

“Applicable Law” means for any Person all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Official Body applicable to such Person (including, without limitation, predatory and abusive lending laws, usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act of 2003 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer credit laws and equal credit opportunity and disclosure laws) and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means (i) prior to the occurrence of any Event of Default, (x) prior to the end of the Revolving Period, ~~2.25~~2.65% per annum and (y) on and after the end of the Revolving Period, ~~2.40~~2.80% per annum and (ii) on and after the occurrence of any Event of Default, the Applicable Margin shall be increased by 2.00% per annum.

“Appraised Value” means, with respect to any Asset Based Loan, the most recently calculated appraised value of the pro rata portion of the underlying collateral securing such Collateral Obligation as determined by an Approved Valuation Firm.

“Approval Notice” means an electronic notice containing the information from Exhibit E and that provides the approval of the Facility Agent, in its sole discretion, to the acquisition (or incremental pledge) of one or more Collateral Obligations.

“Approved Custodian” means Bank of New York Mellon Trust Company, National Association, State Street, Wells Fargo Bank, National Association or any other custodian mutually agreed to by the Facility Agent and the Servicer.

“Approved Valuation Firm” means, with respect to any Collateral Obligation, each of (a) Murray Devine, (b) Houlihan Lokey, (c) Lincoln International LLC, (d) Duff & Phelps and (e) any other nationally recognized valuation firm approved by the Borrower and the Facility Agent.

“Asset Approval Request” means an electronic notice to the Facility Agent in the form of an email that (a) either (i) is in the form of Exhibit C-3 or (ii) notifies the Facility Agent that the information required by Exhibit C-3 has been posted to the relevant data site and (b) requests the approval of the Facility Agent, in its sole discretion, of one or more Collateral Obligations.

“Asset Based Loan” means any Loan where (i) the underwriting of such Loan was based primarily on the appraised value of the assets securing such Loan and (ii) advances in respect of such Loan are governed by a borrowing base relating to the assets securing such Loan.

“Attachment Point” means the following fraction expressed as a percentage: (i) the aggregate principal amount of all rated notes to be issued in connection with a CLO Takeout divided by (ii) the Target CLO Amount less the aggregate amount of deal expenses related to the CLO Takeout.

“Available Funds” has the meaning set forth in Section 17.12(c).

“Average Life” means, as of any day and with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded up to the nearest one hundredth thereof) from such day to the respective dates of each successive Scheduled Collateral Obligation Payment of principal on such Collateral Obligation (assuming, for purposes of this definition, the full exercise of any option to extend the maturity date or otherwise lengthen the maturity schedule that is exercisable without the consent of the Borrower) multiplied by (b) the respective amounts of principal of such Scheduled Collateral Obligation Payments by (ii) the sum of all successive Scheduled Collateral Obligation Payments of principal on such Collateral Obligation.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

(d) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are FILO Loans over 5.0% of the Excess Concentration Measure;

(e) the excess, if any, of the sum of the Principal Balances of all Loans that are Fixed Rate Collateral Obligations that are not subject to a qualifying Hedging Agreement pursuant to Section 10.6 over 5.0% of the Target CLO Amount;

(f) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are Participation Interests over 5.0% of the Target CLO Amount;

(g) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are Deferrable Collateral Obligations over ~~5.0~~10.0% of the Target CLO Amount;

(h) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are DIP Loans over 10.0% of the Target CLO Amount;

(i) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are obligations of any single Obligor (other than an Obligor described in the following proviso) over 3.0% of the Target CLO Amount; provided that (i) with respect to any five Obligors that represent Principal Balances of all Collateral Obligations in excess of all other single Obligors the sum of the Principal Balances of all Collateral Obligations that are obligations of each such Obligor may be up to 5.0% of the Target CLO Amount; provided that, each such Obligor described in this clause (i) has a Moody’s public rating and (ii) with respect to any three additional Obligors that represent Principal Balances of all Collateral Obligations in excess of all other single Obligors (other than an Obligor described in clause (i)) the sum of the Principal Balances of all Collateral Obligations that are obligations of each such Obligor may be up to 3.5% of the Target CLO Amount;

(j) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations with Obligors in any single Moody’s Industry Classification (other than a Moody’s Industry Classification described in the following proviso) over 12.0% of the Target CLO Amount; provided that (i) the sum of the Principal Balances of all Collateral Obligations with Obligors in any single Moody’s Industry Classification may be up to 20.0% of the Target CLO Amount and (ii) in addition, the sum of the Principal Balances of all Collateral Obligations with Obligors in any single Moody’s Industry Classification (other than a Moody’s Industry Classification described in clause (i)) may be up to 15.0% of the Target CLO Amount;

(k) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that pay interest less frequently than quarterly over 5.0% of the Target CLO Amount;

(l) the sum of the Principal Balances of all Collateral Obligations that are Cov-Lite Loans over 15.0% of the Target CLO Amount;

(m) the sum of the Principal Balances of all Collateral Obligations (other than Defaulted Obligations) that have a Moody’s probability of default rating (as published by Moody’s) of “Caa1” or below over (x) prior to the date that is five (5) days after the Effective Date, 22.5% of the Excess Concentration Measure and (y) thereafter, 17.5% of the Excess Concentration Measure;

(n) the sum of the Principal Balances of all Collateral Obligations (other than Defaulted Obligations) that have a public rating by S&P of “CCC+” or below over 17.5% of the Excess Concentration Measure;

(o) ~~the sum of the Principal Balances of all Collateral Obligations the Agency Rating for which is determined pursuant to clause (c) of the definition thereof on any date of determination that is eight (8) weeks after the applicable Cut-Off Date over 20.0% of the Excess Concentration Measure;~~[reserved];

(p) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are in a Permitted Gaming Industry (other than in respect of hotels and resorts) over 7.5% of the Excess Concentration Measure;

(q) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are in the defense industry (other than a Prohibited Defense Asset) over 7.5% of the Excess Concentration Measure;

(r) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that neither (x) are Broadly Syndicated Loans nor (y) have an Agency Rating which is determined pursuant to clause (a) of the definition thereof, over 40.0% of the Excess Concentration Measure;

(s) ~~the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are Broadly Syndicated Loans with fewer than three (3) dealer bid-side quotes, over 25.0% of the Excess Concentration Measure; and~~ [reserved]; and

(t) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that were purchased for a Purchase Price of less than 90%, over 10.0% of the Excess Concentration Measure.

“Excess Concentration Measure” means the sum of (i) the Principal Balances for all Eligible Collateral Obligations plus (ii) all amounts on deposit in the Principal Collection Account plus (iii) all amounts on deposit in the Unfunded Exposure Account.

“Excess Funds” means, as of any date of determination and with respect to any Conduit Lender, funds of such Conduit Lender not required, after giving effect to all amounts on deposit in its commercial paper account, to pay or provide for the payment of (i) all of its matured and maturing commercial paper notes on such date of such determination and (ii) the principal of and interest on all of its loans outstanding on such date of such determination.

“Excluded Amounts” means (i) any amount deposited into the Collection Account with respect to any Collateral Obligation, which amount is attributable to the reimbursement of payment by or on behalf of the Borrower of any Tax, fee or other charge imposed by any Official Body on such Collateral Obligation or on any Related Security, (ii) any interest or fees

(including origination, agency, structuring, management or other up-front fees) that are for the account of the applicable Person from whom the Borrower purchased such Collateral Obligation, (iii) any reimbursement of insurance premiums, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Collateral Obligations which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under Underlying Instruments, (v) to the extent paid using amounts other than Collections and proceeds of Advances, any amount paid in respect of reimbursement for expenses owed in respect of any Collateral Obligation pursuant to the related Underlying Instrument or (vi) any amount deposited into the Collection Account in error (including any amounts relating to any portion of an asset sold by the Borrower and occurring after the date of such sale).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Obligations pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Obligations (other than pursuant to Section 17.16(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.3(f) and (d) any withholding Taxes imposed under FATCA.

“Executive Officer” means, with respect to the Borrower, the Servicer or the Equityholder, the Chief Executive Officer, the Chief Operating Officer of such Person or any other Person included on the incumbency of the Borrower, Servicer or Equityholder, as applicable, delivered pursuant to Section 6.1(g) and, with respect to any other Person, the President, Chief Financial Officer or any Vice President.

“Extension Request” means any of the events described in Section 2.6. “Facility Agent” has the meaning set forth in the Preamble.

“Facility Amount” means (a) prior to the end of the Revolving Period, $~~200,000,000,~~160,000,000, unless this amount is permanently reduced pursuant to Section 2.5 or increased pursuant to Section 2.8, in which event it means such lower or higher amount and (b) from and after the end of the Revolving Period, the Advances outstanding.

“Facility Termination Date” means the earliest of (i) the date that is six (6) months after the last day of the Revolving Period (or, if such day is not a Business Day, the next succeeding Business Day), (ii) the date of the CLO Takeout and (iii) the effective date on which the facility hereunder is terminated pursuant to Section 13.2.

origination, amendment or prepayment fees or premiums received in respect of any Collateral Obligation (including any proceeds received by the Borrower as a result of exercising any Warrant Asset at any time) and (iii) the earnings on Interest Collections in the Collection Account that are invested in Permitted Investments, in each case other than Retained Interests.

“Interest Rate” means, for any Accrual Period and any Lender, a rate per annum equal to the sum of (a) the Applicable Margin and (b) the Cost of Funds Rate for such Accrual Period and such Lender.

“IRS” means the United States Internal Revenue Service.

“Lender” means each Conduit Lender, each Committed Lender and each Uncommitted Lender, as the context may require.

“Lender Group” means each Lender and related Agent from time to time party hereto. “Leverage Multiple” means, with respect to any Collateral Obligation for the most recent relevant period of time for which the Borrower has received the financial statements of the relevant Obligor, the ratio of (i) Indebtedness of the relevant Obligor (other than Indebtedness of such Obligor that is junior in terms of payment or lien subordination (including unsecured Indebtedness) to Indebtedness of such Obligor held by the Borrower) less unrestricted cash of the relevant Obligor to (ii) EBITDA of such Obligor.

“LIBOR Rate” means, with respect to any Accrual Period, the greater of (a) ~~zero~~0.25% and (b)(x) the rate per annum shown by the Bloomberg Professional Service as the London interbank offered rate for deposits in Dollars for a period equal to three (3) months as of 11:00 a.m., London time, two Business Days prior to the first day of such Accrual Period; provided, that in the event no such rate is shown, the LIBOR Rate shall be the rate per annum based on the rates at which Dollar deposits for a period equal to three (3) months are displayed on page “LIBOR” of the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks as of 11:00 a.m., London time, two Business Days prior to the first day of such Accrual Period (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided, further, that in the event fewer than two such rates are displayed, or if no such rate is relevant, the LIBOR Rate shall be a rate per annum at which deposits in Dollars are offered by the principal office of the Facility Agent in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Accrual Period for delivery on such first day and for a period equal to three (3) months or (y) if a LIBOR Replacement Rate has been selected in accordance with the definition thereof, the LIBOR Replacement Rate.

“LIBOR Replacement Rate” means the alternative rate, including any applicable spread adjustments thereto, selected by the Servicer (on behalf of the Borrower) with the consent of the Facility Agent (with notice to the Equityholder, the Borrower and each Lender), at any time there is a material disruption to LIBOR Rate or LIBOR Rate ceases to exist or be reported as described in the definition of “LIBOR Rate” that, in its commercially reasonable judgment, is commonly used on the applicable date of determination with respect to the Loans, in each case,

“Maximum Portfolio Advance Rate” means, (i) other than during the Post-Pricing Period, 70% and (ii) at any time during the Post-Pricing Period (or such earlier date as agreed by the Facility Agent, in its sole discretion), the lesser of (x) 75% and (y) the Attachment Point.

“Maximum Weighted Average Life Test” means a test that will be satisfied on any date of determination if the Weighted Average Life of all Eligible Collateral Obligations included in the Collateral is less than or equal to 6.0 years.

“Maximum Weighted Average Moody’s Rating Test” means a test that will be satisfied on any day if the Weighted Average Moody’s Rating Factor of all Eligible Collateral Obligations included in the Collateral is less than or equal to ~~4250.~~4000.

“Measurement Date” means each of the following, as applicable: (i) the Effective Date;

(ii) each Determination Date; (iii) each Funding Date; (iv) the date of any repayment or prepayment pursuant to Section 2.4; (v) the date that the Servicer has actual knowledge of the occurrence of any Revaluation Event with respect to any Collateral Obligation; (vi) the date of any optional repurchase or substitution pursuant to Section 7.11; (vii) the last date of the Revolving Period; and (viii) the date of any Optional Sale.

“Merger” means the contemplated merger between the Borrower and FS Senior Funding Ltd. on or about September 24, 2018.

“Minimum Diversity Test” means a test that will be satisfied on any date of determination if the Diversity Score of all Eligible Collateral Obligations included in the Collateral is equal to or greater than 18.

“Minimum Equity Test” means a test that will be satisfied on any date of determination if the Effective Equity is equal to or greater than the greater of (A) the sum of the Collateral Obligation Amounts of the five Obligors with Collateral Obligations constituting the highest aggregate Collateral Obligation Amounts and (B) $30,000,000; provided that, for purposes of calculating clause (A) above, the Collateral Obligation Amount with respect to any Obligor shall be the sum of all Collateral Obligation Amounts with respect to which such Person is an Obligor.

“Minimum Utilization Fee” means a fee payable pursuant to Section 3.2 to each Committed Lender for each day of the related Accrual Period equal to the product of (A) the Applicable Margin and (B) the positive difference (if any) of (x) the product of (1) such Committed Lender’s average daily Commitment during the related Accrual Period multiplied by (2) the Minimum Utilization Percentage minus (y) the daily average Advances funded by such Committed Lender (or its Lender Group) during such Accrual Period minus (z) the Undrawn Fee accrued during such Accrual Period with respect to the amount of the unutilized Commitment.

For purposes of this calculation, “Minimum Utilization Percentage” shall mean ~~(i) from the Fifth Amendment Effective Date until the Post-Waiver Period Cut-Off Date, 50.0% and (ii) otherwise,~~ 80.0%.

“Reclassified Broadly Syndicated Loan” means, as of any date of determination following the Fourth Amendment Effective Date, any Loan that was classified as a Broadly Syndicated Loan as of any prior date of determination and either (i) is not an Eligible Collateral Obligation or (ii) is not classified as a Broadly Syndicated Loan as a result of not satisfying the conditions set forth in the definition thereof; provided that if any Reclassified Broadly Syndicated Loan subsequently satisfies such conditions, then such Loan shall not be considered a Reclassified Broadly Syndicated Loan so long as it continues to satisfy all such conditions.

“Records” means the Collateral Obligation File for any Collateral Obligation and all other documents, books, records and other information prepared and maintained by or on behalf of the Borrower with respect to any Collateral Obligation and the Obligors thereunder, including all documents, books, records and other information prepared and maintained by the Borrower or the Servicer with respect to such Collateral Obligation or Obligors.

“Registered” means in registered form for U.S. federal income tax purposes. “Reinvestment” has the meaning set forth in Section 8.3(c).

“Reinvestment Date” has the meaning set forth in Section 8.3(c).

~~“Reinvestment Portfolio LTV” means, with respect to any Collateral Obligation(s)~~ proposed to be purchased pursuant to a Reinvestment during the Waiver Period, the result, expressed as a percentage of, (i) the sum of (a) the outstanding principal amount of all Advances minus (b) the positive difference (if any) of (x) the amount of Principal Collections to be applied for such Reinvestment minus (y) the Waiver Period Advance Proceeds divided by (ii) the sum of (a) the Adjusted Aggregate Eligible Collateral Obligation Balance plus (b) the difference between (x) the Collateral Obligation Amounts for such Collateral Obligations minus (y) the Excess Concentration Amount applicable to such Collateral Obligations plus (c) the amount of Principal Collections on deposit in the Principal Collection Account minus the amount of Principal Collections to be applied for such Reinvestment minus (d) the Unsettled Equity ~~Amount.~~

“Reinvestment Request” has the meaning set forth in Section 8.3(c).

“Related Collateral Obligation” means any Collateral Obligation where any Affiliate of the Borrower, Servicer or the Equityholder owns a variable funding asset pursuant to the same Underlying Instruments; provided that any such asset will cease to be a Related Collateral Obligation once all commitments by such Affiliate of the Borrower, Servicer or the Equityholder to make advances or fund such Variable Funding Asset to the related Obligor expire or are irrevocably terminated or reduced to zero.

“Related Committed Lender” means, with respect to any Uncommitted Lender, each Committed Lender in its Lender Group.

“Related Property” means, with respect to a Collateral Obligation, any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Collateral Obligation, including, without limitation, any pledge of the stock, membership or other any such Broadly Syndicated Loans has less than three (3) bid-side quotes; provided further that, such request can only be made no more than twice per week.

“Revolving Loan” means a Collateral Obligation that specifies a maximum aggregate amount that can be borrowed by the related Obligor and permits such Obligor to re-borrow any amount previously borrowed and subsequently repaid during the term of such Collateral Obligation.

“Revolving Period” means the period of time starting on the Effective Date and ending on the earliest to occur of (i) September 30, ~~2020~~2021 or, if such date is extended pursuant to Section 2.6, the date mutually agreed upon by the Borrower and each Agent, (ii) the date on which the Facility Amount is terminated in full pursuant to Section 2.5 or (iii) the occurrence of an Event of Default.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor or successors thereto.

“S&P Industry Classification” means the industry classifications set forth in Schedule 2A hereto, as such industry classifications shall be updated at the option of the Facility Agent in its sole discretion if S&P publishes revised industry classifications.

“Sale Agreement” means the Sale and Contribution Agreement, dated as of the date hereof, by and between the Equityholder, as seller, and the Borrower, as purchaser.

“Sanctions” has the meaning set forth in Section 9.29(a). “Sanctioned Countries” has the meaning set forth in Section 9.29(a).

“Schedule of Collateral Obligations” means the list or lists of Collateral Obligations attached to each Asset Approval Request and each Reinvestment Request. Each such schedule shall identify the assets that will become Collateral Obligations, shall set forth such information with respect to each such Collateral Obligation as the Borrower or the Facility Agent may reasonably require and shall supplement any such schedules attached to previously-delivered Asset Approval Requests and Reinvestment Requests.

“Scheduled Collateral Obligation Payment” means each periodic installment payable by an Obligor under a Collateral Obligation for principal, interest and/or unutilized/commitment fees (as applicable) in accordance with the terms of the related Underlying Instrument.

“Second Lien Loan” means any Loan (including any portion of a unitranche Loan as set forth in the related Approval Notice) that (i) is not (and that by its terms is not permitted to become) subordinate in right of payment to any other obligation of the related Obligor other than a First Lien Loan with respect to the liquidation of such Obligor or the collateral for such Loan and (ii) is secured by a valid second priority perfected Lien to or on specified collateral securing the related Obligor’s obligations under the Loan, which Lien is not subordinate to the Lien securing any other debt for borrowed money other than a First Lien Loan on such specified collateral and any Permitted Liens. For the avoidance of doubt, a Collateral Obligation will not be a Second Lien Loan (i) solely because such Collateral Obligation is subordinated to a

“Variable Funding Asset” means any Revolving Loan or other asset that by its terms may require one or more future advances to be made to the related Obligor by any lender thereon or owner thereof.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Waived Impacted Obligation” has the meaning set forth in Section 2.7(e)(i).

“Waiver Period” means the period from and including the Fifth Amendment Effective Date and ending on the earliest to occur of (i) one hundred and ~~thirty-five (135~~eighty (180) days thereafter~~.“Waiver Period Advance Proceeds” means, with respect to any Collateral Obligation(s) proposed to be purchased pursuant to a Reinvestment or with the proceeds of an Advance during the Waiver Period, the amount equal to the sum of the products of (a) the lower of (x) 62.5% and (y) the Advance Rate of each Collateral Obligation multiplied by (b) the Collateral Obligation Amount of each such Collateral Obligation.~~ or (ii) the date following notice by the Borrower of its election to terminate the Waiver Period on which the Facility Agent has assigned an updated Discount Factor to each Waived Impacted Obligation; provided that, subject to the Facility Agent’s receipt of all updated Obligor Information (including the latest portfolio reviews) in order to assign an updated Discount Factor for each Waived Impacted Obligation, such date shall occur not later than 10 Business Days after the Facility Agent’s receipt of such notice from the Borrower.

“Warrant Asset” means any equity purchase warrants or similar rights convertible into or exchangeable or exercisable for any equity interests received by the Borrower as an “equity kicker” from the Obligor in connection with a Collateral Obligation.

“Warranty Collateral Obligation” has the meaning set forth in Section 7.11.

“Weighted Average Advance Rate” means, as of any date of determination with respect to all Eligible Collateral Obligations included in the Adjusted Aggregate Eligible Collateral Obligation Balance, the number obtained by (i) summing the products obtained by multiplying (a) the Advance Rate of each such Eligible Collateral Obligation by (b) such Eligible Collateral Obligation’s contribution to the Adjusted Aggregate Eligible Collateral Obligation Balance and (ii) dividing such sum by the Adjusted Aggregate Eligible Collateral Obligation Balance.

“Weighted Average Coupon” means, as of any day, the number expressed as a percentage equal to (i) the sum, for each Eligible Collateral Obligation (including, for any Deferrable Collateral Obligation, only the required current cash pay interest thereon) that is a Fixed Rate Collateral Obligation of (x) the interest rate for such Collateral Obligation minus the LIBOR Rate multiplied by (y) the Collateral Obligation Amount of each such Collateral Obligation divided by (ii) the sum of the Collateral Obligation Amounts for all Eligible Collateral Obligations that are Fixed Rate Collateral Obligations.

“Weighted Average Life” means, as of any day with respect to all Eligible Collateral Obligations included in the Collateral, the number of years following such date obtained by (i) summing the products obtained by multiplying (a) the Average Life at such time of each such

(k)

Borrower’s Certification. The Borrower shall have delivered to the Collateral Agent, each Agent and the Facility Agent an Officer’s Certificate (which may be included as part of the Advance Request or Reinvestment Request) dated the date of such requested Advance or Reinvestment certifying that the conditions described in Sections 6.2(a) through (j) have been satisfied;

(l)

Rating Letters. Solely with respect to the initial advance to be made by each Conduit Lender, the applicable Agent shall have received a letter from each applicable Rating Agency confirming its rating of such Conduit Lender;

(m) Portfolio LTV. ~~Solely with respect to an Advance~~ The Portfolio LTV is equal to or less than (i) during the Waiver Period, ~~(x) the Portfolio LTV is equal to or less than the Target Portfolio LTV and (y) the proceeds of such Advance are equal to or less than the Waiver Period Advance Proceeds~~62.5% and (ii) after the end of the Waiver Period, ~~the Portfolio LTV is equal to or less than~~ the Target Portfolio LTV, in each case, after giving effect to such Advance~~. Solely with respect to a Reinvestment during the Waiver Period, the Portfolio LTV is equal to or less than (x) the Target Portfolio LTV both prior to and after giving effect to such Reinvestment and (y) the Reinvestment Portfolio LTV~~ or Reinvestment; and

(n)	Other. The Facility Agent shall have received such other approvals, documents, opinions, certificates and reports as it may request, which request is reasonable as to scope, content and timing.

Section 6.3 Transfer of Collateral Obligations and Permitted Investments. (a) The Collateral Custodian shall hold all Certificated Securities (whether Collateral Obligations or Permitted Investments) and Instruments in physical form at its offices located at 425 Hennepin Ave., Minneapolis, MN 55414.

(b)

On the Effective Date (with respect to each Collateral Obligation and Permitted Investment owned by the Borrower on such date) and each time that the Borrower or the Servicer shall direct or cause the acquisition of any Collateral Obligation or Permitted Investment, the Borrower or the Servicer shall, if such Permitted Investment or, in the case of a Collateral Obligation, the related promissory note or assignment documentation has not already been delivered to the Collateral Custodian in accordance with the requirements set forth in Section 18.3(a), cause the delivery of such Permitted Investment or, in the case of a Collateral Obligation, the related promissory note or assignment documentation in accordance with the requirements set forth in Section 18.3(a) to the Collateral Custodian to be credited by the Collateral Custodian to the Collection Account in accordance with the terms of this Agreement.

(c)

The Borrower or the Servicer shall cause all Collateral Obligations or Permitted Investments acquired by the Borrower to be transferred to the Collateral Custodian for credit by it to the Collection Account, and shall cause all Collateral Obligations and Permitted Investments acquired by the Borrower to be delivered to the Collateral Custodian by one of the following means (and shall take any and all other actions necessary to create and to apply those criteria and processes to ensure that such credits are granted and approved based on a thorough assessment of the relevant Obligor’s creditworthiness.

(iii)

The Equityholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full power and authority to execute, deliver and perform its obligations under this Agreement.

(iv)

The Equityholder has taken all necessary action to authorize the entering into this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and the performance of all obligations imposed upon it hereunder.

(v)

All consents, licenses, authorizations, and approvals of, and registrations and declarations with, any governmental authority or regulatory body necessary for the due execution, delivery, and performance of this Agreement have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Agreement except where the lack or failure thereof would not reasonably be expected to have a Material Adverse Effect.

(vi)

This Agreement constitutes the legal, valid, and binding obligation of the Equityholder and is enforceable against the Equityholder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership, and other laws of general applicability relating to or affecting, creditors’ rights and, subject as to enforceability, to equitable principles of general application.

Section 10.25 Moody’s RiskCalc. With respect to any Collateral Obligation, at any time that the Agency Rating hereunder is determined by the use of Moody’s RiskCalc: (1) the Borrower (or the Servicer on behalf of the Borrower) shall ~~request a credit estimate, shadow rating or similar rating within 10 Business Days of the applicable Cut-Off Date~~refresh such Moody’s RiskCalc at least annually and (2) the Borrower (or the Servicer on behalf of the Borrower) shall refresh such Moody’s RiskCalc promptly upon the occurrence of a Revaluation Event with respect to such Collateral Obligation.

Section 10.26 Repurchase of Preference Shares. The Borrower shall not repurchase or agree to repurchase any Preference Share or redeem or agree to redeem any Preference Share except in accordance with the Preference Share Purchase Agreement.

Section 10.27 Ineligible Collateral. At the direction of the Facility Agent (in its sole discretion), the Borrower shall, in a commercially reasonable manner, divest any asset that does not satisfy the definition of “Eligible Collateral Obligation” or “Permitted Investment”. The Facility Agent agrees to cooperate in good faith with any waivers necessary to permit such divestiture.

Annex B

Lender Commitment

Deutsche Bank AG, New York Branch (a) Prior to the Pricing Date, $~~200,000,000~~160,000,000 and (b) on and after the Pricing Date with the consent of the Facility Agent (in its sole discretion), $300,000,000

B-1